UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2011

AMERICAN RESTAURANT CONCEPTS, INC.
 (Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

12763 Clear Springs Drive Jacksonville, Florida (Address of Principal Executive Offices)	32225 (Zip Code)

Registrant’s telephone number, including area code:  (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On July 26, 2011, American Restaurant Concepts, Inc. (the “Company”) entered into a Securities Agreement and Mutual Release (the “Securities Agreement”) with James Robert Shaw, the Company’s Vice President and a member of its board of directors, pursuant to which Mr. Shaw agreed to return 13,520,000 shares (the “Shaw Securities”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), to the Company and the Company agreed to issue 2,000,000 shares (the “Shares”) of Common Stock to Mr. Shaw.  Under the Securities Agreement, the Company and Mr. Shaw agreed to release each other from any and all claims they may have with respect to the Shaw Securities.

The foregoing description of the Securities Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein.

These Shares were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Securities Agreement and Mutual Release, dated July 26, 2011, between the Company and James Robert Shaw

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: August 1, 2011	/s/ Michael Rosenberger
Michael Rosenberger
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number                                           Description

10.1	Securities Agreement and Mutual Release, dated July 26, 2011, between the Company and James Robert Shaw